Exhibit 99.1

S I T E

Quarterly Financial Supplement

FOR THE PERIOD ENDED JUNE 30, 2024

RECENT ACQUISITION
CROCKER COMMONS
WESTLAKE, OHIO
Urgent Care
SHAKE SHACK
SHAKE SH
SITC
LISTED
NYSE

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PERIOD ENDED JUNE 30, 2024 RECENT ACQUISITION CROCKER COMMONS, WESTLAKE, OHIO SITC LISTED NYSE.

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW

PORTFOLIO STATISTICS

$3.6B
ENTERPRISE VALUE

101
WHOLLY-OWNED PROPERTIES

$113K
AVERAGE HOUSEHOLD INCOME

93.2%
LEASED RATE

COMMITTED TO A SUSTAINABLE FUTURE

CORPORATE HQ RENOVATION GOAL

PORTFOLIO COMPOSITION

SOUTHWEST 6%
NORTHWEST 1%
MOUNTAIN 7%
SOUTHEAST 50%
CALIFORNIA 9%
ABR by Region*
NORTHEAST 13%
MIDWEST 14%

LOCAL 14%
Retailer Mix
NATIONAL 86%

SITC LISTED NYSE

SITE

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $3.6B ENTERPRISE VALUE 101 WHOLLY - OWNED PROPERTIES $113K AVERAGE HOUSEHOLD INCOME 93.2% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 56% MIAMI 9% ATLANTA 9% ORLANDO 9% CHICAGO 9% Trenton 8% ABR by Region* NORTHEAST 13% SOUTHEAST 50% MIDWEST 14% NORTHWEST 1% CALIFORNIA 9% SOUTHWEST 6% MOUNTAIN 7% Retailer Mix LOCAL 14% NATIONAL 86% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF JUNE 30, 2024. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to complete the spin-off of Curbline Properties in a timely manner or at all; our ability to secure equity or debt financing on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended June 30, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Second Quarter 2024 Results

Beachwood, Ohio, July 30, 2024 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter ended June 30, 2024.

“The planned spin-off of Curbline Properties remains on track with further progress in the second quarter across all fronts highlighted by nearly $1 billion of quarterly transactions, 24% trailing-twelve month new leasing spreads for Curbline Properties, and over $50 million of debt repurchased or retired prior to maturity,” commented David R. Lukes, President and Chief Executive Officer. “We remain excited to launch and scale what is expected to be the first public real estate company focused exclusively on Convenience properties and remain encouraged by the opportunity set and growth prospects, both organic and via acquisitions, for Curbline Properties."

Results for the Second Quarter

•
Second quarter net income attributable to common shareholders was $235.5 million, or $1.11 per diluted share, as compared to net income of $2.6 million, or $0.01 per diluted share, in the year-ago period. The increase year-over-year primarily was the result of higher gain on sale from dispositions and interest income partially offset by the impact of lower property Net Operating Income (“NOI") as a result of net property dispositions and the write-off of fees related to the mortgage facility commitment and Curbline transaction costs.
•
Second quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $55.9 million, or $0.27 per diluted share, compared to $61.3 million, or $0.29 per diluted share, in the year-ago period. The decrease year-over-year primarily was due to the impact of lower property NOI as a result of net property dispositions, partially offset by higher interest income.

Significant Second Quarter and Recent Activity

•
Sold 15 shopping centers and a parcel at a shopping center in the second quarter and third quarter to date for an aggregate price of $868.2 million ($839.0 million at share), including 13 shopping centers and a parcel at a shopping center during the second quarter for an aggregate price of $800.7 million ($771.5 million at share).
•
Acquired six convenience shopping centers and a ground leased parcel of land during the second quarter and third quarter to date for an aggregate price of $56.0 million, including Red Mountain Corner (Phoenix, AZ) for $2.1 million, Sunrise Plaza (Vero Beach, FL) for $5.5 million, Roswell Market Center (Atlanta, GA) for $17.8 million, Wilmette Center (Chicago, IL) for $2.9 million, Crocker Commons (Cleveland, OH) for $18.5 million, Maple Corner (Nashville, Tennessee) for $8.2 million and a ground leased parcel at Collection at Brandon Boulevard (Tampa, FL) for $1.0 million. The Company also acquired its joint venture partner's 80% interest in Meadowmont Village (Raleigh, NC) for $35.4 million.
•
During the quarter, repurchased $26.7 million aggregate principal amount of outstanding senior unsecured notes due in 2026 and 2027 for total cash consideration, including expenses, of $26.3 million and recorded a gain on retirement of debt of approximately $0.3 million.
•
In July 2024, announced a one-for-four reverse stock split of the Company’s common shares. The Company anticipates the common shares will begin trading on a split-adjusted basis on the NYSE at the opening of trading on August 19, 2024.
•
Issued the Company's tenth Corporate Responsibility and Sustainability Report. The report was completed in alignment with the Global Reporting Initiative and with the Sustainability Accounting Standards Board metrics and frameworks. The report intends to provide an annual update on the Company's corporate responsibility and sustainability programs and can be found at https://www.sitecenters.com/2023CSR.

Curbline Properties

•
In October 2023, announced the expected spin-off of the Company’s Convenience assets into a separate publicly-traded REIT to be named Curbline Properties Corp. (“Curbline Properties” or “CURB”). The spin-off is expected to be completed on or around October 1, 2024. As of June 30, 2024, the Company has amassed a portfolio of 72 wholly-owned properties to be included in the CURB portfolio, including assets separated or in the process of being separated from SITE Centers properties. The transaction is subject to certain conditions, including the effectiveness of CURB’s Form 10 registration statement and final approval and declaration of the distribution by SITE Centers' Board of Directors.
•
In October 2023, obtained a commitment from affiliates of Apollo, including ATLAS SP Partners, to provide a $1.1 billion mortgage facility to be secured by 40 properties with flexibility to reduce the commitment or loan balance with proceeds from asset sales or other sources of capital. The mortgage is expected to be funded prior to the spin-off date with loan and additional asset sale proceeds expected to be used to retire all unsecured debt, including all outstanding public notes, prior to the spin-off of CURB. In the first and second quarters of 2024, the Company released 13 properties that had previously been identified to serve as collateral for the facility, thereby reducing the committed amount to $554.8 million as of June 30, 2024. The Company expensed $8.6 million of fees related to the facility in the second quarter as a result of the property releases and the corresponding commitment reduction.

Key Quarterly Operating Results

•
Reported an increase of 0.8% in same-store net operating income (“SSNOI”) on a pro rata basis for the second quarter of 2024 as compared to the year-ago period.
•
Generated cash new leasing spreads of 38.8% and cash renewal leasing spreads of 6.9%, both on a pro rata basis, for the trailing twelve-month period ended June 30, 2024, and cash new leasing spreads of 44.2% and cash renewal leasing spreads of 9.1%, both on a pro rata basis, for the second quarter of 2024.
•
Generated straight-lined new leasing spreads of 50.1% and straight-lined renewal leasing spreads of 11.6%, both on a pro rata basis, for the trailing twelve-month period ended June 30, 2024, and straight-lined new leasing spreads of 50.6% and straight-lined renewal leasing spreads of 14.8%, both on a pro rata basis, for the second quarter of 2024.
•
Reported a leased rate of 93.2% at June 30, 2024 compared to 94.2% at March 31, 2024 and 95.5% at June 30, 2023, all on a pro rata basis. The sequential decline was primarily related to the sale of properties in the second quarter with an average leased rate of 96.7%.
•
As of June 30, 2024, the Signed Not Opened (“SNO”) spread was 230 basis points, representing $10.2 million of annualized base rent on a pro rata basis.

Property NOI Projection

The Company projects, based on the assumptions below, 2024 property level NOI to be as follows:

Portfolio	NOI Projection ($M)
SITE Centers	$198.3 – $204.4
Curbline Properties	$82.6 – $84.9

These projections:

•
Calculate NOI pursuant to the definition of NOI used in the SSNOI calculation as described below, except that it includes lease termination fees (SITC and CURB NOI includes $1.1M and $3.3M of YTD 2024 termination fees, respectively), excludes NOI from all properties sold prior to June 30, 2024, assumes all SITE Centers properties owned as of June 30, 2024 are held for the full year 2024 and includes NOI for Curbline Properties assets acquired in 2024 from the date of acquisition,
•
Assume 2024 SSNOI growth of 3.5% – 5.5% for Curbline Properties,
•
Exclude from NOI G&A allocated to operating expenses which totaled $2.2 million in 2Q2024, or $8.8 million annualized and
•
Adjust NOI for the estimated impact of remaining expected parcel separations and includes NOI for SITE Centers from its Beachwood, OH office headquarters.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed range of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same-store calculation only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of SITE's website, ir.sitecenters.com, or for audio only, dial 888‑317‑6003 (U.S.), 866-284-3684 (Canada) or 412-317-6061 (international) using pass code 2886949 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.sitecenters.com for further review. You may also access the telephone replay by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada) or 412-317-0088 (international) using passcode 7227743 through August 30, 2024. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed rate of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same-store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both SITE Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation. For both Curbline Properties Cash and Straight-Lined Leasing Spreads, the reported calculation includes both leases vacant greater than twelve months along with split and combination deals. The Curbline Properties calculation excludes first generation units and spaces vacant at the time of acquisition.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to buy and sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to complete the spin-off of Curbline Properties in a timely manner or at all; our ability to secure equity or debt financing on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended June 30, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		2Q24	2Q23	6M24	6M23
	Revenues:
	Rental income (1)	$113,480	$135,954	$233,072	$271,826
	Other property revenues	649	429	1,678	1,390
		114,129	136,383	234,750	273,216
	Expenses:
	Operating and maintenance	19,251	22,476	39,795	45,642
	Real estate taxes	16,148	20,279	32,886	40,332
		35,399	42,755	72,681	85,974

	Net operating income (2)	78,730	93,628	162,069	187,242

	Other income (expense):
	JV and other fee income	1,542	1,775	3,012	3,634
	Interest expense	(18,426)	(20,921)	(37,339)	(40,844)
	Depreciation and amortization	(40,439)	(58,698)	(83,589)	(112,714)
	General and administrative (3)	(12,713)	(14,031)	(23,785)	(24,676)
	Other income (expense), net (4)	(6,214)	(634)	(6,319)	(1,321)
	Impairment charges	0	0	(66,600)	0
	Income (loss) before earnings from JVs and other	2,480	1,119	(52,551)	11,321

	Equity in net income of JVs	61	4,618	78	5,977
	Gain on sale and change in control of interests	2,669	0	2,669	3,749
	Gain on disposition of real estate, net	233,316	(22)	265,030	183
	Tax expense	(281)	(362)	(533)	(575)
	Net income	238,245	5,353	214,693	20,655
	Non-controlling interests	0	0	0	(18)
	Net income SITE Centers	238,245	5,353	214,693	20,637
	Preferred dividends	(2,789)	(2,789)	(5,578)	(5,578)
	Net income Common Shareholders	$235,456	$2,564	$209,115	$15,059

	Weighted average shares – Basic – EPS	209,553	209,266	209,486	209,616
	Assumed conversion of diluted securities	1,756	181	767	445
	Weighted average shares – Diluted – EPS	211,309	209,447	210,253	210,061

	Earnings per common share – Basic	$1.12	$0.01	$1.00	$0.07
	Earnings per common share – Diluted	$1.11	$0.01	$0.99	$0.07

(1)	Rental income:
	Minimum rents	$73,510	$89,023	$149,572	$177,996
	Ground lease minimum rents	5,296	6,343	10,740	12,812
	Straight-line rent, net	1,464	988	2,144	1,664
	Amortization of (above)/below-market rent, net	961	1,691	2,113	2,876
	Percentage and overage rent	1,460	2,252	3,387	3,403
	Recoveries	28,550	34,501	58,232	69,817
	Uncollectible revenue	(369)	(548)	(14)	(315)
	Ancillary and other rental income	1,058	1,448	2,294	3,205
	Lease termination fees	1,550	256	4,604	368

(2)	Includes NOI from wholly-owned assets sold in 2024	11,206	N/A	26,438	N/A

(3)	Separation charge	0	2,928	0	2,928

(4)	Interest income (fees), net	8,550	(90)	15,844	(114)
	Transaction costs	(4,191)	(544)	(7,589)	(1,207)
	Debt extinguishment costs	(9,780)	0	(10,445)	0
	Gain on debt retirement	277	0	1,037	0
	Loss on equity derivative instruments	(1,070)	0	(5,166)	0

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	2Q24	2Q23	6M24	6M23
Net income attributable to Common Shareholders	$235,456	$2,564	$209,115	$15,059
Depreciation and amortization of real estate	39,203	57,350	81,022	110,067
Equity in net income of JVs	(61)	(4,618)	(78)	(5,977)
JVs' FFO	1,564	2,201	3,148	4,183
Non-controlling interests	0	0	0	18
Impairment of real estate	0	0	66,600	0
Gain on sale and change in control of interests	(2,669)	0	(2,669)	(3,749)
(Gain) loss on disposition of real estate, net	(233,316)	22	(265,030)	(183)
FFO attributable to Common Shareholders	$40,177	$57,519	$92,108	$119,418
Gain on debt retirement	(277)	0	(1,037)	0
Loss on equity derivative instruments	1,070	0	5,166	0
Transaction, debt extinguishment and other (at SITE's share)	14,083	677	18,222	1,506
Separation and Other charges	830	3,099	1,225	3,099
Total non-operating items, net	15,706	3,776	23,576	4,605
Operating FFO attributable to Common Shareholders	$55,883	$61,295	$115,684	$124,023

Weighted average shares & units – Basic: FFO & OFFO	209,553	209,326	209,486	209,717
Assumed conversion of dilutive securities	723	181	767	445
Weighted average shares & units – Diluted: FFO & OFFO	210,276	209,507	210,253	210,162

FFO per share – Basic	$0.19	$0.27	$0.44	$0.57
FFO per share – Diluted	$0.19	$0.27	$0.44	$0.57
Operating FFO per share – Basic	$0.27	$0.29	$0.55	$0.59
Operating FFO per share – Diluted	$0.27	$0.29	$0.55	$0.59
Common stock dividends declared, per share	$0.13	$0.13	$0.26	$0.26

Capital expenditures (SITE Centers share):
Redevelopment costs	2,957	3,707	6,010	8,117
Maintenance capital expenditures	2,371	4,878	3,657	7,024
Tenant allowances and landlord work	9,446	11,031	21,481	25,752
Leasing commissions	2,359	2,066	4,318	4,394
Construction administrative costs (capitalized)	853	805	1,814	1,601

Certain non-cash items (SITE Centers share):
Straight-line rent	1,510	1,024	2,224	1,720
Straight-line fixed CAM	59	69	123	144
Amortization of below-market rent/(above), net	1,041	1,782	2,310	3,051
Straight-line ground rent expense	(1)	(41)	(6)	(105)
Debt fair value and loan cost amortization	(1,405)	(1,198)	(2,816)	(2,426)
Capitalized interest expense	179	308	471	594
Stock compensation expense	(2,057)	(1,742)	(3,945)	(3,362)
Non-real estate depreciation expense	(1,237)	(1,349)	(2,569)	(2,652)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		2Q24	4Q23
	Assets:
	Land	$766,741	$930,540
	Buildings	2,709,676	3,311,368
	Fixtures and tenant improvements	460,678	537,872
		3,937,095	4,779,780
	Depreciation	(1,322,286)	(1,570,377)
		2,614,809	3,209,403
	Construction in progress and land	34,304	51,379
	Real estate, net	2,649,113	3,260,782

	Investments in and advances to JVs	32,576	39,372
	Cash	1,181,292	551,968
	Restricted cash	4,286	17,063
	Receivables and straight-line (1)	48,165	65,623
	Intangible assets, net (2)	92,423	86,363
	Other assets, net	37,710	40,180
	Total Assets	4,045,565	4,061,351

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	1,216,029	1,303,243
	Unsecured term loan	199,023	198,856
	Secured debt	98,579	124,176
		1,513,631	1,626,275
	Dividends payable	30,170	63,806
	Other liabilities (3)	167,665	195,727
	Total Liabilities	1,711,466	1,885,808

	Preferred shares	175,000	175,000
	Common shares	21,437	21,437
	Paid-in capital	5,973,663	5,974,904
	Distributions in excess of net income	(3,780,374)	(3,934,736)
	Deferred compensation	4,937	5,167
	Accumulated comprehensive income	8,572	6,121
	Common shares in treasury at cost	(69,136)	(72,350)
	Total Equity	2,334,099	2,175,543

	Total Liabilities and Equity	$4,045,565	$4,061,351

(1)	SL rents (including fixed CAM), net	$27,477	$31,206

(2)	Operating lease right of use assets	16,350	17,373
	Below market ground leases (as lessee)	13,670	0

(3)	Operating lease liabilities	36,091	37,108
	Below-market leases, net	37,977	46,096

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	2Q24	2Q23	2Q24	2Q23
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$238,245	$5,353	$238,245	$5,353
Fee income	(1,542)	(1,775)	(1,542)	(1,775)
Interest expense	18,426	20,921	18,426	20,921
Depreciation and amortization	40,439	58,698	40,439	58,698
General and administrative	12,713	14,031	12,713	14,031
Other expense (income), net	6,214	634	6,214	634
Equity in net income of joint ventures	(61)	(4,618)	(61)	(4,618)
Tax expense	281	362	281	362
Gain on sale and change in control of interests	(2,669)	0	(2,669)	0
(Gain) loss on disposition of real estate, net	(233,316)	22	(233,316)	22
Consolidated NOI	78,730	93,628	78,730	93,628
Less: Non-Same Store NOI adjustments			(15,651)	(31,002)
Total Consolidated SSNOI			$63,079	$62,626

Consolidated SSNOI % Change			0.7%

Net income from unconsolidated joint ventures	7,334	15,860	1,582	3,233
Interest expense	7,902	6,307	1,758	1,441
Depreciation and amortization	6,785	8,281	1,663	1,938
Other expense (income), net	2,048	2,378	472	538
Gain on disposition of real estate, net	(8,426)	(14,874)	(1,685)	(2,975)
Unconsolidated NOI	$15,643	$17,952	3,790	4,175
Less: Non-Same Store NOI adjustments			(320)	(807)
Total Unconsolidated SSNOI at SITE share			$3,470	$3,368

Unconsolidated SSNOI % Change			3.0%

SSNOI % Change at SITE Share			0.8%

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	6M24	6M23	6M24	6M23
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$214,693	$20,637	$214,693	$20,637
Fee income	(3,012)	(3,634)	(3,012)	(3,634)
Interest expense	37,339	40,844	37,339	40,844
Depreciation and amortization	83,589	112,714	83,589	112,714
General and administrative	23,785	24,676	23,785	24,676
Other expense (income), net	6,319	1,321	6,319	1,321
Impairment charges	66,600	0	66,600	0
Equity in net income of joint ventures	(78)	(5,977)	(78)	(5,977)
Tax expense	533	575	533	575
Gain on sale and change in control of interests	(2,669)	(3,749)	(2,669)	(3,749)
Gain on disposition of real estate, net	(265,030)	(183)	(265,030)	(183)
Income from non-controlling interests	0	18	0	18
Consolidated NOI	162,069	187,242	162,069	187,242
Less: Non-Same Store NOI adjustments			(36,200)	(62,359)
Total Consolidated SSNOI			$125,869	$124,883

Consolidated SSNOI % Change			0.8%

Net income from unconsolidated joint ventures	6,179	20,627	1,406	4,237
Interest expense	16,173	13,348	3,590	3,028
Depreciation and amortization	13,930	17,343	3,390	4,029
Other expense (income), net	3,944	4,938	913	1,112
Gain on disposition of real estate, net	(8,397)	(20,178)	(1,679)	(4,037)
Unconsolidated NOI	$31,829	$36,078	7,620	8,369
Less: Non-Same Store NOI adjustments			(789)	(1,681)
Total Unconsolidated SSNOI at SITE share			$6,831	$6,688

Unconsolidated SSNOI % Change			2.1%

SSNOI % Change at SITE Share			0.9%

SITE Centers Corp.

Portfolio Summary

			6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Shopping Center Count
Operating Centers - 100%			112	114	114	119	121
Wholly Owned			101	101	101	106	108
JV Portfolio			11	13	13	13	13

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			15,051	18,686	19,312	22,329	22,999
Wholly Owned			14,194	17,740	18,369	21,386	22,056
JV Portfolio - Pro Rata Share			857	946	943	943	943

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$21.98	$20.69	$20.35	$20.20	$19.89
Base Rent PSF < 10K			$33.67	$33.18	$32.76	$32.09	$31.59
Base Rent PSF > 10K			$16.38	$15.66	$15.48	$15.88	$15.77

Commenced Rate			90.9%	91.6%	92.0%	92.0%	92.4%
Commenced Rate < 10K SF			88.1%	88.6%	88.2%	87.3%	86.4%
Commenced Rate > 10K SF			92.3%	92.9%	93.5%	93.7%	94.7%

Leased Rate			93.2%	94.2%	94.5%	94.6%	95.5%
Leased Rate < 10K SF			90.6%	91.0%	90.9%	91.0%	90.7%
Leased Rate > 10K SF			94.5%	95.5%	95.9%	95.9%	97.2%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			94.8%	95.4%	95.4%	95.9%	96.1%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			5.2%	4.6%	4.6%	4.1%	3.9%

Quarterly SITE SSNOI at share including redevelopment			0.8%	1.5%	0.3%	2.9%	1.7%

TTM New Leasing - at pro rata share (GLA in 000's)			474	552	613	699	703
TTM Renewals - at pro rata share (GLA in 000's)			2,635	2,933	2,685	2,943	3,156
TTM Total Leasing - at pro rata share (GLA in 000's)			3,109	3,485	3,298	3,642	3,859
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			9.9%	8.8%	9.0%	10.6%	8.9%
TTM GAAP Blended New and Renewal Rent Spreads - at pro rata share			15.2%	13.9%	14.5%	15.6%	13.6%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,152	7.7%	$25,462	9.0%	$26.37
2	Atlanta-Sandy Springs-Roswell, GA	14	1,583	10.5%	25,082	8.9%	$18.20
3	Chicago-Naperville-Elgin, IL-IN-WI	6	1,012	6.7%	24,767	8.8%	$27.58
4	Orlando-Kissimmee-Sanford, FL	4	1,181	7.8%	24,131	8.6%	$21.56
5	Trenton, NJ	2	1,306	8.7%	22,854	8.1%	$18.93
6	Denver-Aurora-Lakewood, CO	7	1,162	7.7%	20,604	7.3%	$19.83
7	Phoenix-Mesa-Scottsdale, AZ	11	743	4.9%	15,707	5.6%	$25.78
8	San Antonio-New Braunfels, TX	3	932	6.2%	12,941	4.6%	$18.20
9	Los Angeles-Long Beach-Anaheim, CA	2	666	4.4%	12,823	4.6%	$24.75
10	Charlotte-Concord-Gastonia, NC-SC	4	867	5.8%	12,465	4.4%	$16.44
11	Richmond, VA	4	598	4.0%	10,125	3.6%	$21.54
12	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	3.2%	9,784	3.5%	$27.50
13	Tampa-St. Petersburg-Clearwater, FL	4	432	2.9%	8,044	2.9%	$21.31
14	San Francisco-Oakland-Hayward, CA	3	132	0.9%	6,389	2.3%	$53.66
15	Sacramento-Roseville-Arden-Arcade, CA	2	275	1.8%	5,833	2.1%	$30.32
16	St. Louis, MO-IL	1	338	2.2%	5,511	2.0%	$25.40
17	New York-Newark-Jersey City, NY-NJ-PA	4	217	1.4%	5,506	2.0%	$24.93
18	Cleveland-Elyria, OH	1	406	2.7%	5,006	1.8%	$12.67
19	Allentown-Bethlehem-Easton, PA-NJ	1	251	1.7%	3,362	1.2%	$16.00
20	Houston-The Woodlands-Sugar Land, TX	4	97	0.6%	3,337	1.2%	$40.51
	Other	23	1,222	8.1%	21,928	7.8%	$22.11
	Total	112	15,051	100.0%	$281,661	100.0%	$21.98

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 20 MSA figures for SITE at share except for property count

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	June 30, 2024	December 31, 2023	December 31, 2022
Capital Structure
Market Value Per Share	$14.50	$13.63	$13.66

Common Shares Outstanding	209,562	209,328	210,853
Operating Partnership Units	0	0	141
Total Outstanding Common Shares	209,562	209,328	210,994

Common Shares Equity	$3,038,649	$2,853,141	$2,882,178
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	0	0	0
Unsecured Term Loan	200,000	200,000	200,000
Unsecured Notes Payable	1,217,893	1,305,758	1,457,741
Mortgage Debt (includes JVs at SITE share)	206,800	240,882	165,408
Total Debt (includes JVs at SITE share)	1,624,693	1,746,640	1,823,149
Less: Cash (including restricted cash)	1,196,881	581,760	31,011
Net Debt	$427,812	$1,164,880	$1,792,138

Total Market Capitalization	$3,641,461	$4,193,020	$4,849,316

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,051,612	1,376,540	1,664,859
Consolidated Adjusted EBITDA - TTM	335,558	347,807	348,406
Average Consolidated Net Debt / Adjusted EBITDA(1)	3.1X	4.0X	4.8X

Average Pro-Rata Net Effective Debt	1,149,216	1,484,533	1,806,016
Pro-Rata Adjusted EBITDA - TTM	342,021	353,822	356,198
Average Pro-Rata Net Debt / Adjusted EBITDA(1)	3.4X	4.2X	5.1X

Outstanding Debt & Obligations	1,532,613	1,649,895	1,730,562
Undepreciated Real Estate Assets	4,003,976	4,870,531	5,477,767
Total Debt to Real Estate Assets Ratio(2)	38%	34%	32%
Covenant	65%	65%	65%

Secured Debt & Obligations	100,000	125,651	54,173
Total Assets	5,363,621	5,626,403	5,690,332
Secured Debt to Assets Ratio	2%	2%	1%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	3,820,906	4,622,639	5,319,838
Unsecured Debt & Obligations	1,432,613	1,524,244	1,676,388
Unencumbered Assets to Unsecured Debt(2)	267%	303%	317%
Covenant	135%	135%	135%

Net Income Available for Debt Service	312,166	331,462	336,115
Maximum Annual Service Charge	80,365	84,195	81,425
Fixed Charge Coverage Ratio	3.9X	3.9X	4.1X
Covenant	1.5X	1.5X	1.5X

Credit Ratings (Outlook)
Moody's	Baa3 (Negative)	Baa3 (Negative)	Baa3 (Stable)
S&P	BBB- (Negative)	BBB- (Negative)	BBB- (Stable)
Fitch	BBB (Positive)	BBB (Positive)	BBB (Stable)

(1) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(2) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

	Same Store Net Operating Income
	Quarterly Same Store NOI			YTD Same Store NOI
	2Q24	2Q23	Change	6M24	6M23	Change

Consolidated SSNOI Leased rate	93.2%	94.7%	(1.5%)	93.2%	94.7%	(1.5%)
Consolidated SSNOI Commenced rate	90.8%	90.9%	(0.1%)	90.8%	90.9%	(0.1%)

Revenues:
Minimum rents	$64,626	$62,983		$127,811	$126,038
Recoveries	23,467	23,329		47,034	46,301
Uncollectible revenue	(458)	(361)		(239)	(78)
Percentage and overage rents	1,151	1,796		2,944	2,781
Ancillary and other rental income	1,325	1,412		2,804	2,990
	90,111	89,159	1.1%	180,354	178,032	1.3%
Expenses:
Operating and maintenance	(13,474)	(13,195)		(27,219)	(26,345)
Real estate taxes	(13,558)	(13,338)		(27,266)	(26,804)
	(27,032)	(26,533)	1.9%	(54,485)	(53,149)	2.5%
Total Consolidated SSNOI	$63,079	$62,626	0.7%	$125,869	$124,883	0.8%

Total Unconsolidated SSNOI at SITE share	3,470	3,368		6,831	6,688
Total SSNOI at SITE share (1)	$66,549	$65,994	0.8%	$132,700	$131,571	0.9%

Consolidated SSNOI Operating Margin	70.0%	70.2%		69.8%	70.1%
Consolidated SSNOI Recovery Rate	86.8%	87.9%		86.3%	87.1%

(1) See calculation definition in the Non-GAAP Measures section and GAAP reconciliation on pages 8 and 9. Figures reported include redevelopment.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q24	11	61,087	$29.02	44.2%	50.6%	9.8	22	91,939	$32.47	9.4
1Q24	10	17,120	$37.38	11.5%	26.9%	8.3	15	69,438	$26.28	11.0
4Q23	9	64,639	$17.81	9.2%	17.3%	9.5	21	106,733	$21.62	9.3
3Q23	14	157,937	$20.76	58.2%	73.0%	9.8	26	205,775	$22.22	9.9
	44	300,783	$22.75	38.8%	50.1%	9.7	84	473,885	$24.67	9.9

Renewals
2Q24	72	646,793	$19.64	9.1%	14.8%	5.6	72	646,793	$19.64	5.6
1Q24	84	576,746	$19.77	8.0%	12.4%	5.3	84	576,746	$19.77	5.3
4Q23	68	383,399	$23.73	3.1%	9.0%	5.1	68	383,399	$23.73	5.1
3Q23	93	1,027,931	$17.63	6.6%	10.2%	5.7	93	1,027,931	$17.63	5.7
	317	2,634,869	$19.48	6.9%	11.6%	5.5	317	2,634,869	$19.48	5.5

New + Renewals
2Q24	83	707,880	$20.45	12.4%	18.4%	6.0	94	738,732	$21.24	6.1
1Q24	94	593,866	$20.28	8.2%	13.1%	5.4	99	646,184	$20.47	5.9
4Q23	77	448,038	$22.88	3.8%	9.9%	5.7	89	490,132	$23.27	6.0
3Q23	107	1,185,868	$18.05	12.2%	16.9%	6.2	119	1,233,706	$18.39	6.4
	361	2,935,652	$19.82	9.9%	15.2%	5.9	401	3,108,754	$20.27	6.2

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
2Q24	84,271	$32.78	$3.66	$1.28	$1.62	$6.56	$26.22	9.4	27%	73%
1Q24	47,281	$29.17	$3.59	$0.03	$1.31	$4.93	$24.24	9.2	61%	39%
4Q23	94,689	$22.60	$1.68	$2.59	$1.02	$5.29	$17.31	9.3	61%	39%
3Q23	182,231	$22.90	$1.99	$0.60	$0.81	$3.40	$19.50	9.8	80%	20%
	408,472	$25.59	$2.44	$1.12	$1.08	$4.64	$20.95	9.5	63%	37%

Renewals
2Q24	646,793	$20.23	$0.01	$0.02	$0.00	$0.03	$20.20	5.6	81%	19%
1Q24	576,746	$20.26	$0.10	$0.00	$0.00	$0.10	$20.16	5.3	72%	28%
4Q23	383,399	$24.19	$0.03	$0.00	$0.01	$0.04	$24.15	5.1	66%	34%
3Q23	1,027,931	$17.90	$0.12	$0.00	$0.00	$0.12	$17.78	5.7	81%	19%
	2,634,869	$19.90	$0.08	$0.00	$0.00	$0.08	$19.82	5.5	77%	23%

New + Renewals
2Q24	731,064	$21.67	$0.66	$0.24	$0.29	$1.19	$20.48	6.1	74%	26%
1Q24	624,027	$20.93	$0.54	$0.00	$0.17	$0.71	$20.22	5.6	72%	28%
4Q23	478,088	$23.88	$0.54	$0.80	$0.32	$1.66	$22.22	5.9	65%	35%
3Q23	1,210,162	$18.65	$0.56	$0.14	$0.19	$0.89	$17.76	6.3	81%	19%
	3,043,341	$20.67	$0.58	$0.24	$0.23	$1.05	$19.62	6.0	75%	25%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Leasing Summary – Curbline Properties

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q24	5	15,988	$47.07	64.5%	97.3%	11.3	9	30,991	$47.99	10.7
1Q24	3	5,916	$35.73	4.9%	21.8%	8.7	5	28,073	$26.98	13.6
4Q23	5	15,435	$34.14	2.9%	27.3%	8.0	7	18,404	$36.14	8.1
3Q23	3	3,800	$36.47	0.0%	9.3%	5.0	5	8,723	$55.19	11.7
	16	41,139	$39.61	24.4%	49.2%	9.1	26	86,191	$39.35	11.2

Renewals
2Q24	23	83,327	$35.39	14.7%	28.7%	7.4	23	83,327	$35.39	7.4
1Q24	24	57,860	$42.36	7.0%	16.8%	5.2	24	57,860	$42.36	5.2
4Q23	27	58,130	$40.92	8.8%	18.9%	5.1	27	58,130	$40.92	5.1
3Q23	17	59,664	$32.04	14.9%	24.6%	5.7	17	59,664	$32.04	5.2
	91	258,981	$37.42	11.3%	22.4%	6.0	91	258,981	$37.42	6.0

New + Renewals
2Q24	28	99,315	$37.27	22.3%	38.9%	8.1	32	114,318	$38.81	8.3
1Q24	27	63,776	$41.75	6.9%	17.2%	5.5	29	85,933	$37.34	8.0
4Q23	32	73,565	$39.50	7.7%	20.4%	5.7	34	76,534	$39.77	5.8
3Q23	20	63,464	$32.31	13.8%	23.4%	5.6	22	68,387	$35.00	6.4
	107	300,120	$37.72	13.0%	25.7%	6.4	117	345,172	$37.90	7.3

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
2Q24	23,323	$49.20	$1.87	$3.14	$2.12	$7.13	$42.07	10.9	0%	100%
1Q24	5,916	$39.82	$2.22	$0.00	$2.45	$4.67	$35.15	8.7	0%	100%
4Q23	16,904	$37.90	$3.00	$0.52	$1.68	$5.20	$32.70	7.9	0%	100%
3Q23	4,844	$44.91	$4.27	$0.62	$2.40	$7.29	$37.62	5.0	0%	100%
	50,987	$43.96	$2.36	$1.91	$2.04	$6.31	$37.65	9.1	0%	100%

Renewals
2Q24	83,327	$38.12	$0.00	$0.00	$0.00	$0.00	$38.12	7.4	37%	63%
1Q24	57,860	$44.16	$0.00	$0.00	$0.00	$0.00	$44.16	5.2	0%	100%
4Q23	58,130	$42.72	$0.21	$0.01	$0.05	$0.27	$42.45	5.1	0%	100%
3Q23	59,664	$33.30	$0.00	$0.00	$0.00	$0.00	$33.30	5.7	0%	100%
	258,981	$39.39	$0.04	$0.00	$0.01	$0.05	$39.34	6.0	12%	88%

New + Renewals
2Q24	106,650	$40.55	$0.54	$0.91	$0.62	$2.07	$38.48	8.2	29%	71%
1Q24	63,776	$43.76	$0.32	$0.00	$0.36	$0.68	$43.08	5.5	0%	100%
4Q23	75,034	$41.63	$1.07	$0.16	$0.55	$1.78	$39.85	5.7	0%	100%
3Q23	64,508	$34.17	$0.28	$0.04	$0.16	$0.48	$33.69	5.6	0%	100%
	309,968	$40.14	$0.57	$0.44	$0.48	$1.49	$38.65	6.5	10%	90%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	2	35	0.4%	$526	0.4%	$15.03	12	24	0.6%	$772	0.5%	$32.17	14	59	0.4%	$1,298	0.5%	$22.00
2024	3	41	0.4%	1,047	0.8%	$25.54	56	121	2.8%	3,415	2.4%	$28.22	59	162	1.2%	4,462	1.6%	$27.54
2025	38	893	9.5%	14,262	10.3%	$15.97	184	487	11.3%	14,353	10.0%	$29.47	222	1,380	10.1%	28,615	10.2%	$20.74
2026	44	803	8.6%	9,187	6.7%	$11.44	203	484	11.2%	15,471	10.8%	$31.96	247	1,287	9.4%	24,658	8.8%	$19.16
2027	59	1,502	16.1%	24,242	17.6%	$16.14	211	556	12.9%	18,758	13.1%	$33.74	270	2,058	15.0%	43,000	15.3%	$20.89
2028	71	1,839	19.7%	25,844	18.7%	$14.05	257	648	15.0%	22,748	15.8%	$35.10	328	2,487	18.2%	48,592	17.3%	$19.54
2029	53	1,289	13.8%	18,607	13.5%	$14.44	192	486	11.2%	16,569	11.5%	$34.09	245	1,775	13.0%	35,176	12.5%	$19.82
2030	30	733	7.8%	10,705	7.8%	$14.60	106	278	6.4%	9,729	6.8%	$35.00	136	1,011	7.4%	20,434	7.3%	$20.21
2031	19	524	5.6%	7,051	5.1%	$13.46	77	210	4.9%	6,615	4.6%	$31.50	96	734	5.4%	13,666	4.9%	$18.62
2032	17	374	4.0%	5,738	4.2%	$15.34	126	367	8.5%	12,223	8.5%	$33.31	143	741	5.4%	17,961	6.4%	$24.24
2033	17	325	3.5%	4,927	3.6%	$15.16	118	346	8.0%	11,987	8.3%	$34.64	135	671	4.9%	16,914	6.0%	$25.21
Thereafter	29	998	10.7%	15,846	11.5%	$15.88	107	319	7.4%	11,039	7.7%	$34.61	136	1,317	9.6%	26,885	9.5%	$20.41
Total	382	9,356	100.0%	$137,982	100.0%	$14.75	1,649	4,326	100.0%	$143,679	100.0%	$33.21	2,031	13,682	100.0%	$281,661	100.0%	$20.59

Signed Not Open	15	273		$4,648		$17.03	51	133		$5,575		$41.92	66	406		$10,223		$25.18
Vacant	20	561					199	466					219	1,027

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	2	35	0.4%	$526	0.4%	$15.03	12	23	0.5%	$772	0.5%	$33.57	14	58	0.4%	$1,298	0.5%	$22.38
2024	2	16	0.2%	411	0.3%	$25.69	41	84	1.9%	2,486	1.7%	$29.60	43	100	0.7%	2,897	1.0%	$28.97
2025	5	68	0.7%	1,471	1.1%	$21.63	112	251	5.8%	8,038	5.6%	$32.02	117	319	2.3%	9,509	3.4%	$29.81
2026	4	30	0.3%	401	0.3%	$13.37	105	223	5.2%	7,119	5.0%	$31.92	109	253	1.8%	7,520	2.7%	$29.72
2027	14	221	2.4%	4,324	3.1%	$19.57	94	199	4.6%	6,711	4.7%	$33.72	108	420	3.1%	11,035	3.9%	$26.27
2028	13	212	2.3%	3,715	2.7%	$17.52	143	336	7.8%	11,694	8.1%	$34.80	156	548	4.0%	15,409	5.5%	$28.12
2029	5	104	1.1%	1,962	1.4%	$18.87	124	253	5.8%	8,682	6.0%	$34.32	129	357	2.6%	10,644	3.8%	$29.82
2030	12	258	2.8%	4,411	3.2%	$17.10	84	187	4.3%	5,759	4.0%	$30.80	96	445	3.3%	10,170	3.6%	$22.85
2031	15	190	2.0%	3,217	2.3%	$16.93	77	153	3.5%	4,833	3.4%	$31.59	92	343	2.5%	8,050	2.9%	$23.47
2032	10	212	2.3%	3,860	2.8%	$18.21	96	240	5.5%	8,157	5.7%	$33.99	106	452	3.3%	12,017	4.3%	$26.59
2033	20	357	3.8%	6,027	4.4%	$16.88	92	236	5.5%	7,953	5.5%	$33.70	112	593	4.3%	13,980	5.0%	$23.58
Thereafter	280	7,653	81.8%	107,657	78.0%	$14.07	669	2,141	49.5%	71,475	49.7%	$33.38	949	9,794	71.6%	179,132	63.6%	$18.29
Total	382	9,356	100.0%	$137,982	100.0%	$14.75	1,649	4,326	100.0%	$143,679	100.0%	$33.21	2,031	13,682	100.0%	$281,661	100.0%	$20.59

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	26	8	34	10,810	3.8%	12,722	764	5.1%	928	A/A2/NR
2	PetSmart	16	3	19	6,177	2.2%	6,897	362	2.4%	405	B+/B1/NR
3	Dick's Sporting Goods (2)	7	4	11	6,048	2.1%	7,773	354	2.4%	501	BBB/Baa3/NR
4	Ross Stores	14	6	20	6,004	2.1%	7,786	445	3.0%	590	BBB+/A2/NR
5	Burlington	9	1	10	5,348	1.9%	5,732	338	2.2%	371	BB+/NR/NR
6	Kroger (3)	5	0	5	5,188	1.8%	5,188	285	1.9%	285	BBB/Baa1/NR
7	Michaels	14	4	18	4,554	1.6%	5,534	344	2.3%	421	B-/B3/NR
8	Whole Foods	2	0	2	3,910	1.4%	3,910	99	0.7%	99	AA/A1/AA-
9	Ulta	14	5	19	3,807	1.4%	4,695	153	1.0%	197	NR
10	Nordstrom Rack	5	0	5	3,747	1.3%	3,747	186	1.2%	186	BB+/Ba2/BB
11	Five Below	17	5	22	3,304	1.2%	3,953	163	1.1%	198	NR
12	Best Buy	4	3	7	3,267	1.2%	4,837	196	1.3%	309	BBB+/A3/NR
13	AMC Theatres	1	3	4	2,838	1.0%	6,912	130	0.9%	315	CCC+/Caa2/NR
14	Gap (4)	9	7	16	2,698	1.0%	3,933	166	1.1%	249	BB/Ba3/NR
15	Starbucks	23	0	23	2,480	0.9%	2,480	43	0.3%	43	BBB+/Baa1/NR
16	Barnes & Noble	5	1	6	2,333	0.8%	2,653	116	0.8%	132	NR
17	Party City	9	2	11	2,222	0.8%	2,546	117	0.8%	139	NR
18	Publix	3	1	4	2,211	0.8%	2,570	175	1.2%	220	NR
19	Petco	7	3	10	2,179	0.8%	2,819	103	0.7%	139	B/B3/NR
20	Total Wine & More	3	0	3	2,034	0.7%	2,034	94	0.6%	94	NR
21	JOANN	5	3	8	2,016	0.7%	2,618	159	1.1%	220	NR
22	Macy's (5)	4	0	4	1,904	0.7%	1,904	105	0.7%	105	BB+/Ba1/BBB-
23	Kohl's	2	3	5	1,883	0.7%	3,527	220	1.5%	409	BB/Ba2/BB
24	AT&T	17	4	21	1,847	0.7%	2,052	47	0.3%	56	BBB/Baa2/BBB+
25	Dollar Tree	14	2	16	1,846	0.7%	2,008	154	1.0%	172	BBB/Baa2/NR
26	Designer Brands Inc. (DSW)	5	1	6	1,825	0.6%	2,110	100	0.7%	116	NR
27	Office Depot (6)	5	1	6	1,747	0.6%	1,983	102	0.7%	121	NR
28	Cost Plus	4	1	5	1,739	0.6%	1,974	79	0.5%	94	NR
29	Target	2	0	2	1,610	0.6%	1,610	295	2.0%	295	A/A2/A
30	LA Fitness	2	0	2	1,603	0.6%	1,603	91	0.6%	91	B/B3/NR
31	Darden (7)	8	0	8	1,602	0.6%	1,602	58	0.4%	58	BBB/Baa2/BBB
32	Verizon	10	2	12	1,586	0.6%	1,926	35	0.2%	42	BBB+/Baa1/A-
33	Franchise Group (8)	8	1	9	1,567	0.6%	1,662	95	0.6%	98	B-/B3/NR
34	JPMorgan Chase	8	0	8	1,542	0.5%	1,542	36	0.2%	36	A-/A2/AA-
35	JAB Holding (9)	10	1	11	1,505	0.5%	1,590	48	0.3%	51	NR/Baa1/NR
36	Xsport Fitness	1	0	1	1,502	0.5%	1,502	45	0.3%	45	NR
37	Inspire Brands (10)	16	0	16	1,499	0.5%	1,499	38	0.3%	38	B+/NR/NR
38	Tailored Brands (11)	8	2	10	1,481	0.5%	1,634	66	0.4%	74	B/NR/NR
39	Mattress Firm	9	2	11	1,413	0.5%	1,601	42	0.3%	48	NR
40	Brinker International (Chili's)	9	0	9	1,362	0.5%	1,362	52	0.3%	52	BB-/Ba3/NR
41	America's Best Contacts	12	3	15	1,359	0.5%	1,582	44	0.3%	52	NR
42	Bath & Body Works	10	3	13	1,359	0.5%	1,587	40	0.3%	48	BB/Ba2/NR
43	Shoprite	1	0	1	1,303	0.5%	1,303	65	0.4%	65	NR
44	Cinemark	1	1	2	1,300	0.5%	1,300	100	0.7%	124	BB-/NR/B+
45	24 Hour Fitness	2	0	2	1,298	0.5%	1,298	76	0.5%	76	CCC-/Ca/NR
46	Cineworld (Regal Cinemas)	3	0	3	1,215	0.4%	1,215	138	0.9%	138	NR
47	Caleres Inc.	7	1	8	1,200	0.4%	1,381	56	0.4%	65	BB/NR/NR
48	Carter's Childrenswear	9	1	10	1,169	0.4%	1,258	37	0.2%	40	BB+/NR/NR
49	Staples	3	1	4	1,133	0.4%	1,360	67	0.4%	83	B-/B3/NR
50	At Home	1	0	1	1,110	0.4%	1,110	143	1.0%	143	CCC-/Ca/NR
		389	89	478	$126,684	45.0%	$149,424	7,266	48.3%	8,876
	Total Portfolio				$281,661	100.0%	$324,760	15,051	100.0%	17,947

(1) T.J. Maxx (7) / Marshalls (11) / HomeGoods (10) / Sierra Trading (2) / Combo Store (1) / HomeSense (3)							(7) Longhorn Steakhouse (5) / Olive Garden (3)
(2) Dick's Sporting Goods (10) / Golf Galaxy (1)							(8) Vitamin Shoppe (4) / Pet Supplies Plus (3) / American Freight (2)
(3) Kroger (1) / Harris Teeter (1) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(9) Panera (10) / Bruegger's (1)
(4) Gap (2) / Old Navy (13) / Banana Republic (1)							(10) Dunkin (7) / Buffalo Wild Wings (6) / Jimmy John's (2) / Baskin Robbins (1)
(5) Macy's Furniture (1) / Market by Macy's (1) / Bloomingdale's Outlet (1) / Bluemercury (1)							(11) Men's Wearhouse (8) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(6) Office Depot (4) / OfficeMax (2)

Note: All data as of June 30, 2024

SITE Centers Corp.

Redevelopment Pipeline (1)

$ in thousands

Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP	Initial Occ.	Est. Stabilize	Key Tenants

Shops at Tanasbourne	Portland, OR	100%		2,145	1,771	374	0	1,771	1Q25	2Q26	Fast Casual Restaurant
Shops at Boca Center	Boca Raton, FL	100%		5,273	708	4,565	0	708	3Q26	1Q27	Starbucks, Veterinary Emergency Group
Total Redevelopment Pipeline			11%	$7,418	$2,479	$4,939	$0	$2,479

Other (2)				0	27,665	0	0	27,665
Undeveloped land (3)				0	4,161	0	0	4,161
Total Redevelopment Costs				$7,418	$34,305	$4,939	$0	$34,305

(1) Projects included in SSNOI.
(2) Includes predevelopment and retenanting expenditures.

(3) Balance excludes owned land adjacent to existing centers with an estimated value of $9 million and the net book basis of the Company's Beachwood, OH headquarters office buildings of $24 million (non-income producing portion). The income producing portion of the Company's headquarters buildings generated $767 thousand of NOI in 1H24.

SITE Centers Corp.

Transactions

$ and GLA in thousands
Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

02/02/24	Meadowmont Village-Outparcels & Parcel K	Raleigh, NC	20%	14	$8,100	$1,620
02/14/24	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	100%	22	10,650	10,650
03/29/24	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	100%	15	8,460	8,460
		1Q 2024 Total		51	$27,210	$20,730

04/17/24	Collection at Brandon Boulevard- Ground Lease	Tampa-St. Petersburg-Clearwater, FL	100%	0	$1,000	$1,000
05/24/24	Wilmette Center	Chicago-Naperville-Elgin, IL-IN-WI	100%	9	2,850	2,850
05/30/24	Meadowmont Village	Raleigh, NC	100%	199	44,250	35,400
05/31/24	Sunrise Plaza	Sebastian-Vero Beach-West Vero Corridor, FL	100%	17	5,500	5,500
06/13/24	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	100%	6	2,100	2,100
06/14/24	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	100%	82	17,750	17,750
		2Q 2024 Total		313	$73,450	$64,600

07/02/24	Crocker Commons	Cleveland-Elyria, OH	100%	29	$18,500	$18,500
07/26/24	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	100%	20	8,250	8,250
		3Q 2024 QTD		49	$26,750	$26,750

		Total 2024 YTD		413	$127,410	$112,080

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

01/22/24	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	100%	207	$42,100	$42,100
01/26/24	Casselberry Commons (1)	Orlando-Kissimmee-Sanford, FL	100%	237	40,300	40,300
03/01/24	Chapel Hills East	Denver-Aurora-Lakewood, CO	100%	225	37,000	37,000
		1Q 2024 Total		669	$119,400	$119,400

04/17/24	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	100%	198	$34,550	$34,550
04/25/24	Market Square (2)	Atlanta-Sandy Springs-Roswell, GA	100%	117	15,600	15,600
06/05/24	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	20%	246	36,500	7,300
06/07/24	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	100%	303	58,850	58,850
06/13/24	Six Property Portfolio (3)	Various	100%	2,368	495,000	495,000
06/24/24	Carillon Place (4)	Naples-Immokalee-Marco Island, FL	100%	250	54,700	54,700
06/27/24	The Hub	New York-Newark-Jersey City, NY-NJ-PA	100%	249	41,000	41,000
06/28/24	Cumming Marketplace-Lowe's Parcel	Atlanta-Sandy Springs-Roswell, GA	100%	135	17,200	17,200
06/28/24	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	100%	269	47,250	47,250
		2Q 2024 Total		4,135	$800,650	$771,450

07/19/24	Two Property Portfolio (5)	Atlanta-Sandy Springs-Roswell, GA	100%	406	$67,530	$67,530
		3Q 2024 QTD		406	$67,530	$67,530

		Total 2024 YTD		5,210	$987,580	$958,380

(1) Excludes 8K SF retained by SITE Centers (Shops at Casselberry).
(2) Excludes 9K SF retained by SITE Centers (Plaza at Market Square).

(3) Includes Arrowhead Crossing, Easton Market, Kenwood Square, Polaris Towne Center, Tanasbourne Town Center, and The Fountains. Excludes SF retained by SITE Centers (71K SF Shops on Polaris, 8K SF Shops at Tanasbourne, and 14K SF Shops at the Fountains).

(4) Excludes 15K SF retained by Site Centers (Shops at Carillon).
(5) Includes Cumming Marketplace and Cumming Towne Center. Excludes SF retained by SITE Centers (44K SF Marketplace Plaza South and 37K SF Marketplace Plaza North).

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$0	$0	-	$0	$0	-	$0	-
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,217,893	1,217,893	4.36%	0	0	-	1,217,893	4.36%
Fixed Rate Mortgage Loans	100,000	100,000	6.99%	380,600	76,120	7.48%	176,120	7.20%
Variable Rate Mortgage Loans	0	0	-	61,668	30,680	3.83%	30,680	3.83%
Subtotal	$1,517,893	$1,517,893	4.48%	$442,268	$106,800	6.43%	$1,624,693	4.61%
Fair Market Value Adjustment	0	0	0	0	0	-	0	-
Unamortized Loan Costs, Net	(4,262)	(4,262)	0	(17,141)	(3,458)	-	(7,720)	-
Total	$1,513,631	$1,513,631	4.48%	$425,127	$103,342	6.43%	$1,616,973	4.61%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2024	$138	$0	$499	$637	$386	-
2025	1,627	400,376	1,046	403,049	402,523	3.79%
2026	1,740	370,143	60,123	432,006	401,794	4.38%
2027	1,862	648,300	0	650,162	650,162	4.55%
2028	94,633	0	0	94,633	94,633	6.99%
2029	0	0	380,600	380,600	76,120	7.48%
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032	0	0	0	0	0	-
2033 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(926)	0	(926)	(926)	-
Total	$100,000	$1,417,893	$442,268	$1,960,161	$1,624,693	4.61%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	100.0%	4.48%	71.3%	7.48%	98.1%	4.62%
Variable	0.0%	0.00%	28.7%	3.83%	1.9%	3.83%

(1) Includes Consolidated and Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)(1)	$200,000	$200,000	06/27	3.99%
Unsecured Revolver ($950m)	0	0	06/27	SOFR + 95(2)
	$200,000	$200,000
Unsecured Debt
Unsecured Notes - 2025	400,206	400,206	02/25	3.79%
Unsecured Notes - 2026	369,626	369,626	02/26	4.43%
Unsecured Notes - 2027	448,061	448,061	06/27	4.80%
	$1,217,893	$1,217,893
Mortgage Debt
Deer Park Town Center, IL(3)	61,668	30,680	12/26	3.83%
Nassau Park Pavilion, NJ	100,000	100,000	11/28	6.99%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	7.48%
	$542,268	$206,800

Consolidated & Unconsolidated Debt Subtotal	$1,960,161	$1,624,693
FMV Adjustment – Assumed Debt	0	0
Unamortized Loan Costs, Net	(21,403)	(7,720)
Total Consolidated & Unconsolidated Debt	$1,938,758	$1,616,973

Rate Type
Fixed	$1,898,493	$1,594,013	2.2 years	4.62%
Variable	61,668	30,680	2.4 years	3.83%
	$1,960,161	$1,624,693	2.2 years	4.61%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(4)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs.
(3) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share including promote.
(4) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended June 30, 2024	Twelve months ended June 30, 2023
Consolidated
Consolidated net income to SITE	$459,759	$115,029
Interest expense	78,498	81,369
Tax expense	2,002	786
Depreciation and amortization	183,336	214,703
EBITDA	723,595	411,887
Impairment charges	66,600	0
Gain on sale and change in control of interests	(2,669)	(4,004)
Gain on disposition of real estate, net	(483,873)	(42,372)
EBITDAre	303,653	365,511
Separation and other charges	2,873	2,928
Equity in net income of JVs	(679)	(32,319)
Loss on equity derivative instruments	3,063	0
Gain on debt retirement	(1,037)	0
Transaction, debt extinguishment and other	20,088	1,790
JV OFFO (at SITE Share)	7,597	9,410
Adjusted EBITDA (1)	335,558	347,320

Consolidated debt-average	1,654,462	1,831,098
Loan costs, net-average	4,489	5,669
Face value adjustments-average	(254)	(736)
Cash and restricted cash-average	(607,085)	(34,886)
Average net effective debt	$1,051,612	$1,801,145

Debt/Adjusted EBITDA – Consolidated (2)	3.1x	5.2x

Pro rata including JVs
EBITDAre	309,920	341,451
Adjusted EBITDA	342,021	354,017

Consolidated net debt-average	1,051,612	1,801,145
JV debt (at SITE Share)-average	109,506	142,998
JV cash and restricted cash (at SITE Share)-average	(11,902)	(12,481)
Average net effective debt	$1,149,216	$1,931,662

Debt/Adjusted EBITDA – Pro Rata (2)	3.4x	5.5x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	2Q24 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,396	95.5%	$14.92	$12,010		$595,644	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	357	81.6%	$38.04	2,120		109,314	61,668
Total		11	3,753			$14,130		$704,958	$442,268
Property management fees						701	(1)
NOI from assets sold						812
Net operating income						$15,643	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $17.1 million or $3.5 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 2Q24		Balance Sheet Pro Rata Adjustments 2Q24
Revenues:		Assets:
Rental Income (2)	$5,097	Land	$35,066
Other income (3)	104	Buildings	121,906
	5,201	Improvements	16,429
Expenses:			173,401
Operating and maintenance	779	Depreciation	(51,427)
Real estate taxes	632		121,974
	1,411	Construction in progress and land	111
Net Operating Income	3,790	Real estate, net	122,085
		Investment in JVs	201
Other Income (expense):		Cash and restricted cash	11,303
Fee income	(342)	Receivables, net	2,252
Interest expense	(1,758)	Other assets, net	5,175
Depreciation and amortization	(1,663)	Total Assets	141,016
Other income (expense), net	(130)
Loss before earnings from JVs	(103)	Liabilities and Equity:
Equity in net income of JVs	(61)	Mortgage debt	103,342
Basis differences of JVs	(1,521)	Notes payable to SITE	531
Gain on disposition of real estate	1,685	Other liabilities	8,923
Net income	$0	Total Liabilities	112,796
		JVs share of equity	201
FFO Reconciliation 1Q24		Distributions in excess of net income	28,019
Loss before earnings from JVs	($103)	Total Equity	28,220
Depreciation and amortization	1,663	Total Liabilities and Equity	$141,016
Basis differences of JVs	4
FFO at SITE's Ownership Interests	$1,564
OFFO at SITE's Ownership Interests	$1,676

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,567
Ground lease minimum rents	145
Straight-line rent, net	45
Amortization of (above) below market rent, net	80
Percentage and overage rent	58
Recoveries	1,161
Uncollectible revenue	41

(3) Other Income:
Ancillary and other rental income	104

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	2Q24	2Q23	6M24	6M23
Revenues:
Rental income (1)	$20,926	$23,092	$42,684	$47,408
Other income (2)	323	978	619	1,352
	21,249	24,070	43,303	48,760
Expenses:
Operating and maintenance	3,126	3,465	6,420	7,084
Real estate taxes	2,480	2,653	5,054	5,598
	5,606	6,118	11,474	12,682

Net operating income	15,643	17,952	31,829	36,078

Other income (expense):
Interest expense	(7,902)	(6,307)	(16,173)	(13,348)
Depreciation and amortization	(6,785)	(8,281)	(13,930)	(17,343)
Other expense, net	(2,048)	(2,378)	(3,944)	(4,938)
	(1,092)	986	(2,218)	449
Gain on disposition of real estate, net	8,426	14,874	8,397	20,178
Net income attributable to unconsolidated JVs	7,334	15,860	6,179	20,627
Depreciation and amortization	6,785	8,281	13,930	17,343
Gain on disposition of real estate, net	(8,426)	(14,874)	(8,397)	(20,178)
FFO	$5,693	$9,267	$11,712	$17,792
FFO at SITE's ownership interests	$1,564	$2,201	$3,148	$4,183
Operating FFO at SITE's ownership interests	$1,676	$2,334	$3,337	$4,482

(1) Rental Income:
Minimum rents	$14,534	$16,317	$29,481	$33,713
Ground lease minimum rents	726	728	1,460	1,451
Straight-line rent, net	157	148	291	227
Amortization of (above) below market rent, net	399	452	985	873
Percentage and overage rent	118	61	363	447
Recoveries	4,898	5,288	9,764	10,605
Uncollectible revenue	94	98	340	92
(2) Other Income:
Ancillary and other rental income	323	978	619	1,352

Combined Balance Sheet
			At Period End
			2Q24	4Q23
Assets:
Land			$159,567	$180,588
Buildings			492,677	558,585
Improvements			52,160	58,626
			704,404	797,799
Depreciation			(156,948)	(187,557)
			547,456	610,242
Construction in progress and land			555	1,616
Real estate, net			548,011	611,858
Cash and restricted cash			33,731	41,250
Receivables, net			8,955	9,847
Other assets, net			20,885	25,498
Total Assets			611,582	688,453

Liabilities and Equity:
Mortgage debt			425,127	464,255
Notes and accrued interest payable to SITE			2,027	2,627
Other liabilities			37,629	36,279
Total Liabilities			464,783	503,161
Accumulated equity			146,799	185,292
Total Equity			146,799	185,292
Total Liabilities and Equity			$611,582	$688,453

SITE Centers Corp.

Property List as of June 30, 2024

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$43.58	—
2	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	Gilbert	AZ	100%		15	$38.36	—
3	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
4	Shops at Lake Pleasant	Phoenix-Mesa-Scottsdale, AZ	Peoria	AZ	100%		47	$40.52	—
5	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.37	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
6	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$21.49	Michaels, PetSmart, Ross Dress for Less
7	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$26.11	PetSmart, Ross Dress for Less, Sun & Ski Sports
8	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		6	$24.18	—
9	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$40.90	—
10	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$35.00	—
11	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$37.74	—
12	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.64	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets
13	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$25.32	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
14	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$42.83	—
15	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$27.66	Macy's Furniture Gallery, REI, World Market
16	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$55.93	—
17	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$56.43	—
18	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
19	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$21.53	American Freight, Golf Galaxy, HomeGoods, Michaels, Movement Climbing Yoga And Fitness, Ross Dress for Less, Total Wine & More
20	Chapel Hills West	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	$12.30	Burlington, PetSmart, Ross Dress for Less, Urban Air Adventure Park
21	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	100%		17	$41.14	—
22	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$37.90	—
23	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$21.21	King Soopers, Marshalls, Michaels
24	FlatAcres MarketCenter	Denver-Aurora-Lakewood, CO	Parker	CO	100%		136	$17.78	24 Hour Fitness, Michaels
25	Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		96	$22.42	Office Depot
26	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$21.83	The Fresh Market
27	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$13.81	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
28	Estero Crossing	Cape Coral-Fort Myers, FL	Estero	FL	100%		34	$33.58	—
29	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		73	$12.76	Publix
30	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$42.47	Total Wine & More
31	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$18.29	KC Mart
32	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$46.66	—
33	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$19.15	Ross Dress for Less, T.J. Maxx
34	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$23.09	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
35	Shops at the Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		14	$35.38	—
36	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$15.25	Publix, Ross Dress for Less
37	Shops at Carillon	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		15	$26.95	—
38	Shops at Casselberry	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		8	$30.80	—
39	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.39	Academy Sports, Bealls OUTLET, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less

SITE Centers Corp.

Property List as of June 30, 2024

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
40	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$23.30	Nordstrom Rack
41	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$22.49	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market By Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
42	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.48	PetSmart, Scandinavian Designs, Sprouts Farmers Market
43	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.82	Bealls OUTLET, Chuck E. Cheese's, Crunch Fitness, Kane's Furniture
44	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$29.49	—
45	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$40.51	—
46	Sunrise Plaza	Sebastian-Vero Beach-West Vero Corridor, FL	Vero Beach	FL	100%		16	$24.05	—
47	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		15	$39.98	—
48	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$30.04	—
49	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$32.17	—
50	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$25.78	—
51	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$17.63	Dick's Sporting Goods, LA Fitness, Regal Cinemas
52	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		175	$19.18	Marshalls, Michaels, OfficeMax
53	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$16.92	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
54	Plaza at Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		9	$16.28	—
55	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	100%		19	$47.14	—
56	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$13.01	Going Going Gone, Publix, Ross Dress for Less
57	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		82	$17.21	AutoZone
58	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$14.48	Movie Tavern, Painted Tree Marketplace
59	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$16.42	Burlington, JOANN, Kroger
60	Presidential Plaza North	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		11	$42.50	—
61	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.61	Mariano's, XSport Fitness
62	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$25.76	Burlington, Dick's Sporting Goods, Nordstrom Rack
63	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$38.04	Century Theatre, Crate & Barrel, Gap
64	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		390	$24.30	Bloomingdale's The Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
65	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.97	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
66	Wilmette Center	Chicago-Naperville-Elgin, IL-IN-WI	Wilmette	IL	100%		9	$29.59	—
67	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		19	$61.23	—
68	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	100%		30	$35.26	—
69	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.55	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
70	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$16.31	Burlington, Micro Center, PetSmart, Target, Trader Joe's
71	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.52	HomeGoods, HomeSense
72	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$32.32	Whole Foods
73	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—
74	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.90	Big Lots, Dick's Sporting Goods
75	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$14.16	The Edge Fitness Clubs
76	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		547	$20.93	Barnes & Noble, Burlington, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
77	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		759	$16.11	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
78	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		20	$36.65	—

SITE Centers Corp.

Property List as of June 30, 2024

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
79	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.87	AMC Theatres, American Freight Outlet Stores, AutoZone, Big Lots, Burlington, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture
80	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		14	$38.58	—
81	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$18.48	HomeSense, The Fresh Market, Total Wine & More
82	Meadowmont Crossing	Raleigh, NC	Chapel Hill	NC	100%		92	$24.71	—
83	Meadowmont Market	Raleigh, NC	Chapel Hill	NC	100%		45	$15.52	Harris Teeter
84	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	100%		62	$29.33	—
85	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.92	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
86	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$10.85	Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
87	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.67	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
88	Shops on Polaris	Columbus, OH	Columbus	OH	100%		71	$31.81	—
89	Shops at Tanasbourne	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		5	$32.60	—
90	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$36.49	—
91	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.96	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Staples
92	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.51	Food Lion, JOANN, Kohl's, Marshalls
93	Oaks at Slaughter	Austin, TX	Austin	TX	100%		26	$35.62	—
94	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$28.03	—
95	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	Conroe	TX	100%		21	$33.00	—
96	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		33	$42.49	—
97	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		17	$38.36	—
98	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$48.17	—
99	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		441	$11.45	Gold's Gym, JOANN, Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park
100	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		48	$25.77	—
101	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$19.37	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
102	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$78.55	—
103	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$52.08	—
104	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$15.92	Michaels, Painted Tree Marketplace, The Fresh Market
105	Towne Crossing Shops	Richmond, VA	Midlothian	VA	100%		7	$39.79	—
106	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$22.57	Barnes & Noble, Regal Cinemas
107	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$17.11	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix
108	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$42.19	—
109	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$58.70	—
110	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$50.34	—
111	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$25.78	JOANN, Regal Cinemas, Safeway, T.J. Maxx
112	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.80	Barnes & Noble, Bob's Discount Furniture, DSW, Marshalls, Michaels, The Tile Shop

DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both SITE Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at "Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.
•
For both Curbline Properties Cash and Straight-Lined Leasing Spreads, the reported calculation includes both leases vacant greater than twelve months along with split and combination deals.
•
The Curbline Properties calculation excludes first generation units and spaces vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI and assumed rate of 2024 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Shopping Center Summary
Operating Centers – 100%	112	114	114	119	121
Wholly Owned - SITE	101	101	101	106	108
JV Portfolio	11	13	13	13	13

Owned and Ground Lease GLA – 100%	17,947	21,938	22,553	25,570	26,240
Wholly Owned - SITE	14,194	17,740	18,369	21,386	22,056
JV Portfolio – 100%	3,753	4,198	4,184	4,184	4,184
Unowned GLA – 100%	6,364	7,653	7,972	8,298	8,709

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$20.92	$19.98	$19.69	$19.63	$19.38
Base Rent PSF < 10K	$33.01	$32.54	$32.17	$31.59	$31.12
Base Rent PSF > 10K	$15.67	$15.21	$15.06	$15.45	$15.38
Commenced Rate	91.3%	91.7%	92.0%	92.0%	92.5%
Leased Rate	93.4%	94.2%	94.6%	94.5%	95.4%
Leased Rate < 10K SF	89.7%	90.2%	90.3%	90.6%	90.3%
Leased Rate > 10K SF	95.1%	95.8%	96.2%	96.0%	97.2%

Wholly Owned SITE
Base Rent PSF	$22.21	$20.81	$20.46	$20.29	$19.97
Leased Rate	93.2%	94.2%	94.5%	94.7%	95.6%
Leased Rate < 10K SF	91.1%	91.5%	91.4%	91.4%	91.2%
Leased Rate > 10K SF	94.3%	95.4%	95.9%	95.9%	97.2%

Joint Venture (100%)
Base Rent PSF	$16.52	$16.62	$16.43	$16.41	$16.43
Leased Rate	94.2%	94.0%	94.6%	93.8%	94.2%
Leased Rate < 10K SF	82.6%	83.6%	84.7%	86.3%	85.1%
Leased Rate > 10K SF	98.1%	97.5%	97.8%	96.3%	97.3%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.53	$18.41	$18.20	$18.16	$18.08
Leased Rate	92.6%	92.5%	93.0%	92.3%	92.2%
Leased Rate < 10K SF	81.0%	81.8%	82.3%	83.3%	81.0%
Leased Rate > 10K SF	97.6%	97.1%	97.4%	96.0%	96.9%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q24	9	56,106	$29.69	43.2%	49.8%	9.8	20	86,958	$33.11	9.4
1Q24	10	17,120	$37.38	11.5%	26.9%	8.3	15	69,438	$26.28	11.0
4Q23	9	64,639	$17.81	9.2%	17.3%	9.5	17	97,092	$22.05	9.3
3Q23	13	157,037	$20.65	58.3%	73.5%	9.8	25	204,875	$22.14	9.9
	41	294,902	$22.72	38.4%	50.0%	9.7	77	458,363	$24.83	9.9

Renewals
2Q24	61	581,591	$20.67	9.5%	15.5%	5.7	61	581,591	$20.67	5.7
1Q24	77	549,220	$20.10	8.2%	12.7%	5.3	77	549,220	$20.10	5.3
4Q23	61	374,469	$24.01	3.1%	9.0%	5.1	61	374,469	$24.01	5.1
3Q23	82	1,010,717	$17.62	6.7%	10.5%	5.7	82	1,010,717	$17.62	5.7
	281	2,515,997	$19.82	7.0%	11.9%	5.5	281	2,515,997	$19.82	5.5

New + Renewals
2Q24	70	637,697	$21.46	12.8%	19.0%	6.1	81	668,549	$22.29	6.2
1Q24	87	566,340	$20.62	8.4%	13.4%	5.4	92	618,658	$20.79	5.9
4Q23	70	439,108	$23.10	3.7%	9.9%	5.7	78	471,561	$23.60	5.9
3Q23	95	1,167,754	$18.03	12.3%	17.3%	6.2	107	1,215,592	$18.38	6.4
	322	2,810,899	$20.12	10.0%	15.5%	6.0	358	2,974,360	$20.59	6.2

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
2Q24	79,290	$33.47	$3.10	$1.36	$1.67	$6.13	$27.34	9.4
1Q24	47,281	$29.17	$3.59	$0.03	$1.31	$4.93	$24.24	9.2
4Q23	85,048	$23.14	$1.42	$2.45	$1.04	$4.91	$18.23	9.2
3Q23	181,331	$22.80	$1.98	$0.59	$0.81	$3.38	$19.42	9.8
	392,950	$25.79	$2.27	$1.07	$1.09	$4.43	$21.36	9.5

Renewals
2Q24	581,591	$21.31	$0.01	$0.02	$0.00	$0.03	$21.28	5.7
1Q24	549,220	$20.60	$0.11	$0.00	$0.00	$0.11	$20.49	5.3
4Q23	374,469	$24.47	$0.03	$0.00	$0.01	$0.04	$24.43	5.1
3Q23	1,010,717	$17.89	$0.10	$0.00	$0.00	$0.10	$17.79	5.7
	2,515,997	$20.25	$0.07	$0.00	$0.00	$0.07	$20.18	5.5

New + Renewals
2Q24	660,881	$22.77	$0.57	$0.26	$0.30	$1.13	$21.64	6.2
1Q24	596,501	$21.28	$0.56	$0.00	$0.17	$0.73	$20.55	5.6
4Q23	459,517	$24.23	$0.43	$0.71	$0.31	$1.45	$22.78	5.8
3Q23	1,192,048	$18.64	$0.55	$0.14	$0.19	$0.88	$17.76	6.3
	2,908,947	$21.00	$0.54	$0.23	$0.23	$1.00	$20.00	6.1

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
2Q24	2	24,903	$21.40	61.1%	61.4%	9.7	2	24,903	$21.40	9.7
1Q24	0	0	$0.00	---%	---%	0.0	0	0	$0.00	0.0
4Q23	0	0	$0.00	---%	---%	0.0	4	48,204	$17.32	10.0
3Q23	1	4,500	$40.00	47.4%	37.0%	10.0	1	4,500	$40.00	10.0
	3	29,403	$24.24	57.4%	56.1%	9.8	7	77,607	$19.95	9.9

Renewals
2Q24	11	326,011	$10.47	1.8%	2.6%	4.9	11	326,011	$10.47	4.9
1Q24	7	137,628	$13.27	2.8%	4.6%	5.1	7	137,628	$13.27	5.1
4Q23	7	44,651	$12.25	7.1%	10.7%	4.9	7	44,651	$12.25	4.9
3Q23	11	86,071	$18.16	2.9%	(4.4%)	6.2	11	86,071	$18.16	6.2
	36	594,361	$12.37	2.7%	2.1%	5.1	36	594,361	$12.37	5.1

New + Renewals
2Q24	13	350,914	$11.25	7.2%	8.1%	5.2	13	350,914	$11.25	5.2
1Q24	7	137,628	$13.27	2.8%	4.6%	5.1	7	137,628	$13.27	5.1
4Q23	7	44,651	$12.25	7.1%	10.7%	4.9	11	92,855	$14.89	7.6
3Q23	12	90,571	$19.25	6.3%	(1.1%)	6.4	12	90,571	$19.25	6.4
	39	623,764	$12.93	5.9%	5.4%	5.4	43	671,968	$13.24	5.7

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
2Q24	24,903	$21.73	$12.24	$0.00	$0.78	$13.02	$8.71	9.7
1Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
4Q23	48,204	$17.79	$3.85	$3.65	$0.88	$8.38	$9.41	10.0
3Q23	4,500	$43.80	$5.00	$1.82	$1.33	$8.15	$35.65	10.0
	77,607	$20.56	$6.56	$2.39	$0.87	$9.82	$10.74	9.9

Renewals
2Q24	326,011	$10.53	$0.00	$0.00	$0.00	$0.00	$10.53	4.9
1Q24	137,628	$13.41	$0.00	$0.00	$0.04	$0.04	$13.37	5.1
4Q23	44,651	$12.46	$0.04	$0.00	$0.00	$0.04	$12.42	4.9
3Q23	86,071	$18.34	$1.13	$0.00	$0.00	$1.13	$17.21	6.2
	594,361	$12.48	$0.20	$0.00	$0.01	$0.21	$12.27	5.1

New + Renewals
2Q24	350,914	$11.33	$1.61	$0.00	$0.10	$1.71	$9.62	5.2
1Q24	137,628	$13.41	$0.00	$0.00	$0.04	$0.04	$13.37	5.1
4Q23	92,855	$15.22	$2.65	$2.50	$0.60	$5.75	$9.47	7.6
3Q23	90,571	$19.61	$1.43	$0.14	$0.10	$1.67	$17.94	6.4
	671,968	$13.41	$1.48	$0.48	$0.18	$2.14	$11.27	5.7

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	28	0.3%	$474	0.4%	$16.93	9	21	0.5%	$608	0.4%	$28.95	10	49	0.4%	$1,082	0.4%	$22.08
2024	2	36	0.4%	$988	0.8%	$27.44	47	114	2.8%	3,204	2.3%	$28.11	49	150	1.2%	4,192	1.6%	$27.95
2025	28	846	9.6%	13,635	10.4%	$16.12	155	467	11.3%	13,803	10.1%	$29.56	183	1,313	10.2%	27,438	10.3%	$20.90
2026	28	713	8.1%	8,443	6.5%	$11.84	171	457	11.1%	14,730	10.7%	$32.23	199	1,170	9.1%	23,173	8.7%	$19.81
2027	44	1,411	16.1%	22,999	17.6%	$16.30	189	533	12.9%	17,928	13.1%	$33.64	233	1,944	15.1%	40,927	15.3%	$21.05
2028	56	1,747	19.9%	24,630	18.9%	$14.10	224	621	15.1%	21,720	15.8%	$34.98	280	2,368	18.4%	46,350	17.3%	$19.57
2029	44	1,196	13.6%	17,571	13.5%	$14.69	162	453	11.0%	15,576	11.4%	$34.38	206	1,649	12.8%	33,147	12.4%	$20.10
2030	24	698	8.0%	10,277	7.9%	$14.72	91	265	6.4%	9,396	6.9%	$35.46	115	963	7.5%	19,673	7.4%	$20.43
2031	12	474	5.4%	6,279	4.8%	$13.25	71	201	4.9%	6,258	4.6%	$31.13	83	675	5.2%	12,537	4.7%	$18.57
2032	16	360	4.1%	5,676	4.3%	$15.77	111	349	8.5%	11,602	8.5%	$33.24	127	709	5.5%	17,278	6.5%	$24.37
2033	12	295	3.4%	4,196	3.2%	$14.22	109	338	8.2%	11,787	8.6%	$34.87	121	633	4.9%	15,983	6.0%	$25.25
Thereafter	26	975	11.1%	15,372	11.8%	$15.77	93	303	7.4%	10,432	7.6%	$34.43	119	1,278	9.9%	25,804	9.6%	$20.19
Total	293	8,779	100.0%	$130,540	100.0%	$14.87	1,432	4,122	100.0%	$137,044	100.0%	$33.25	1,725	12,901	100.0%	$267,584	100.0%	$20.74

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	28	0.3%	474	0.4%	$16.93	9	21	0.5%	$608	0.4%	$28.95	10	49	0.4%	$1,082	0.4%	$22.08
2024	1	11	0.1%	352	0.3%	$32.00	34	78	1.9%	2,302	1.7%	$29.51	35	89	0.7%	2,654	1.0%	$29.82
2025	3	63	0.7%	1,399	1.1%	$22.21	94	239	5.8%	7,703	5.6%	$32.23	97	302	2.3%	9,102	3.4%	$30.14
2026	2	22	0.3%	314	0.2%	$14.27	87	212	5.1%	6,860	5.0%	$32.36	89	234	1.8%	7,174	2.7%	$30.66
2027	11	211	2.4%	4,180	3.2%	$19.81	83	186	4.5%	6,218	4.5%	$33.43	94	397	3.1%	10,398	3.9%	$26.19
2028	11	197	2.2%	3,446	2.6%	$17.49	119	314	7.6%	10,812	7.9%	$34.43	130	511	4.0%	14,258	5.3%	$27.90
2029	3	94	1.1%	1,870	1.4%	$19.89	103	236	5.7%	8,086	5.9%	$34.26	106	330	2.6%	9,956	3.7%	$30.17
2030	10	252	2.9%	4,323	3.3%	$17.15	67	175	4.2%	5,424	4.0%	$30.99	77	427	3.3%	9,747	3.6%	$22.83
2031	9	171	1.9%	3,010	2.3%	$17.60	65	141	3.4%	4,414	3.2%	$31.30	74	312	2.4%	7,424	2.8%	$23.79
2032	8	200	2.3%	3,712	2.8%	$18.56	80	223	5.4%	7,575	5.5%	$33.97	88	423	3.3%	11,287	4.2%	$26.68
2033	14	314	3.6%	5,179	4.0%	$16.49	84	230	5.6%	7,816	5.7%	$33.98	98	544	4.2%	12,995	4.9%	$23.89
Thereafter	220	7,216	82.2%	102,281	78.4%	$14.17	607	2,067	50.1%	69,226	50.5%	$33.49	827	9,283	72.0%	171,507	64.1%	$18.48
Total	293	8,779	100.0%	$130,540	100.0%	$14.87	1,432	4,122	100.0%	$137,044	100.0%	$33.25	1,725	12,901	100.0%	$267,584	100.0%	$20.74

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	37	1.4%	$260	0.7%	$7.03	3	6	0.8%	$330	1.5%	$55.00	4	43	1.2%	$590	1.0%	$13.72
2024	1	24	0.9%	295	0.8%	$12.29	9	25	3.2%	827	3.7%	$33.08	10	49	1.4%	1,122	2.0%	$22.90
2025	10	233	8.6%	3,132	9.0%	$13.44	29	91	11.8%	2,357	10.5%	$25.90	39	324	9.3%	5,489	9.6%	$16.94
2026	16	376	13.8%	3,722	10.7%	$9.90	32	114	14.8%	2,941	13.1%	$25.80	48	490	14.1%	6,663	11.7%	$13.60
2027	15	457	16.8%	6,218	17.9%	$13.61	22	87	11.3%	2,796	12.5%	$32.14	37	544	15.6%	9,014	15.8%	$16.57
2028	15	413	15.2%	5,266	15.1%	$12.75	33	103	13.4%	3,309	14.8%	$32.13	48	516	14.8%	8,575	15.0%	$16.62
2029	9	467	17.2%	5,180	14.9%	$11.09	30	117	15.2%	3,122	14.0%	$26.68	39	584	16.8%	8,302	14.5%	$14.22
2030	6	174	6.4%	2,138	6.1%	$12.29	15	50	6.5%	1,195	5.3%	$23.90	21	224	6.4%	3,333	5.8%	$14.88
2031	7	249	9.2%	3,860	11.1%	$15.50	6	29	3.8%	941	4.2%	$32.45	13	278	8.0%	4,801	8.4%	$17.27
2032	1	70	2.6%	310	0.9%	$4.43	15	66	8.6%	2,062	9.2%	$31.24	16	136	3.9%	2,372	4.1%	$17.44
2033	5	99	3.6%	2,053	5.9%	$20.74	9	36	4.7%	845	3.8%	$23.47	14	135	3.9%	2,898	5.1%	$21.47
Thereafter	3	116	4.3%	2,368	6.8%	$20.41	14	46	6.0%	1,649	7.4%	$35.85	17	162	4.6%	4,017	7.0%	$24.80
Total	89	2,715	100.0%	$34,802	100.0%	$12.82	217	770	100.0%	$22,374	100.0%	$29.06	306	3,485	100.0%	$57,176	100.0%	$16.41

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	38	1.4%	260	0.7%	$6.84	3	6	0.8%	$330	1.5%	$55.00	4	44	1.3%	$590	1.0%	$13.41
2024	1	24	0.9%	295	0.8%	$12.29	7	21	2.7%	693	3.1%	$33.00	8	45	1.3%	988	1.7%	$21.96
2025	2	25	0.9%	360	1.0%	$14.40	18	50	6.5%	1,376	6.1%	$27.52	20	75	2.2%	1,736	3.0%	$23.15
2026	2	36	1.3%	434	1.2%	$12.06	18	47	6.1%	1,162	5.2%	$24.72	20	83	2.4%	1,596	2.8%	$19.23
2027	3	49	1.8%	719	2.1%	$14.67	11	43	5.6%	1,378	6.2%	$32.05	14	92	2.6%	2,097	3.7%	$22.79
2028	2	30	1.1%	540	1.6%	$18.00	24	72	9.4%	2,578	11.5%	$35.81	26	102	2.9%	3,118	5.5%	$30.57
2029	2	47	1.7%	460	1.3%	$9.79	21	66	8.6%	1,925	8.6%	$29.17	23	113	3.2%	2,385	4.2%	$21.11
2030	2	32	1.2%	440	1.3%	$13.75	17	53	6.9%	1,330	5.9%	$25.09	19	85	2.4%	1,770	3.1%	$20.82
2031	6	94	3.5%	1,036	3.0%	$11.02	12	43	5.6%	1,335	6.0%	$31.05	18	137	3.9%	2,371	4.1%	$17.31
2032	2	61	2.2%	742	2.1%	$12.16	16	64	8.3%	2,048	9.2%	$32.00	18	125	3.6%	2,790	4.9%	$22.32
2033	6	165	6.1%	2,639	7.6%	$15.99	8	30	3.9%	686	3.1%	$22.87	14	195	5.6%	3,325	5.8%	$17.05
Thereafter	60	2,114	77.9%	26,877	77.2%	$12.71	62	275	35.7%	7,533	33.7%	$27.39	122	2,389	68.6%	34,410	60.2%	$14.40
Total	89	2,715	100.0%	$34,802	100.0%	$12.82	217	770	100.0%	$22,374	100.0%	$29.06	306	3,485	100.0%	$57,176	100.0%	$16.41

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT e: ir@sitecenters.com w: ir.sitecenters.com 3300 Enterprise Pkwy, Beachwood, OH 44122 o:216-755-5500 f:216-755-1500 w: sitecenters.com • NYSE:SITC